UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Amendment No. 1

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d) (2))
☐	Definitive Information Statement

ALPINE 4 TECHNOLOGIES LTD.
(Name of Registrant As Specified In Its Charter)

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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ALPINE 4 TECHNOLOGIES LTD.

2525 E ARIZONA BILTMORE CIRCLE, SUITE 237

PHOENIX, AZ 85016

Telephone: 480-702-2431

NOTICE OF WITHDRAWAL OF INFORMATION STATEMENT

OF THE COMPANY

EXPLANATORY NOTE: This Amendment No. 1 to the Preliminary Information Statement is filed to provide notice to the public that Alpine 4 Technologies Ltd., a Delaware corporation (the “Company”), is hereby withdrawing its previous Preliminary Information Statement, filed on December 28, 2020 (the “Prior Information Statement”), relating to a proposed Amendment to the Company’s Certificate of Incorporation to be filed in the future.  No definitive version of the Prior Information Statement will be filed or mailed to the Company’s shareholders, and no action will be taken by the Company relating to the proposed corporate actions described in the Prior Information Statement.

The Company’s Board of Directors has elected to hold a shareholder meeting in the first quarter of 2020, and will file and circulate a Proxy Statement on Schedule 14A, which will provide the holders of the Company’s common stock the right to vote on the matters presented at the shareholder meeting.

The Board of Directors has determined to not proceed with the filing of the proposed Amendment to the Certificate of Incorporation as set forth in the Prior Information Statement.

No action is required by you.

By Order of the Board of Directors,

/s/ Kent B. Wilson

Kent B. Wilson

CEO / President